                  J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1995-C1

                                                                    EXHIBIT 99
                                                                   PAGE 1 OF 2

ITEM 12.    Security Ownership of Certain Beneficial Owners and Management

As of December 31, 1997, the following persons were known to the Registrant to be the registered owners of more than 5% of the aggregate fractional undivided interest evidenced by each Class of the Certificates referenced below:


   TITLE            NAME AND ADDRESS               AMOUNT OF BENEFICIAL
  OF CLASS        OF HOLDERS OF RECORD        OWNERSHIP (ORIGINAL PRINCIPAL)     % CLASS
  --------        --------------------        -----------------------------      -------
Class A1      Cede & Co.                               $84,195,000                 100%
              55 Water Street
              New York, New York 10005

Class A1X     Cede & Co.                                         0                 100%
              55 Water Street
              New York, New York 10005

Class A2      Cede & Co.                               $31,155,000                 100%
              55 Water Street
              New York, New York 10005

Class A2X     Cede & Co.                                         0                 100%
              55 Water Street
              New York, New York 10005

Class B       Cede & Co.                               $10,329,000                 100%
              55 Water Street
              New York, New York 10005

Class C       Cede & Co.                               $12,051,000                 100%
              55 Water Street
              New York, New York 10005

Class D       Cede & Co.                                $6,886,000                 100%
              55 Water Street
              New York, New York 10005

Class DX      Cede & Co.                                         0                 100%
              55 Water Street
              New York, New York 10005

Class E       Cede & Co.                                $7,747,000                 100%
              55 Water Street
              New York, New York 10005

Class F       Cede & Co.                                $7,747,000
              55 Water Street
              New York, New York 10005

                                                                     PAGE 2 OF 2

Class G       Cede & Co.                                $5,508,800                 80%
              55 Water Street
              New York, New York 10005

Class G       LaSalle National Bank, Trustee             1,377,200                 20%
              Morgan Stanley Capital I, Inc.
              TR 97-RR
              135 S. LaSalle Street, Suite 1625
              Chicago, IL 60674


Class NR      Cede & Co.                                $3,721,417                 72%
              55 Water Street
              New York, New York 10005

Class NR      LaSalle National Bank Trustee             $1,244,090                 24%
              Morgan Stanley Capital I, Inc.
              TR 97-RR
              135 S. LaSalle Street, Suite 1625
              Chicago, IL 60674
